UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

525 Central Park Drive, Oklahoma City, Oklahoma	73105
(Address of principal executive offices)	(Zip Code)

(877) 413-1023

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On February 27, 2014, Access Compression, L.L.C. (“Access Compression”), a wholly owned subsidiary of Access Midstream Partners, L.P. (the “Partnership”), and MidCon Compression, L.L.C. (“MidCon Compression”), a wholly owned subsidiary of Chesapeake Energy Corporation, entered into a purchase and sale agreement pursuant to which Access Compression has agreed to purchase certain compression equipment owned by MidCon Compression that has historically been used to provide compression services in support of certain operations of the Partnership’s subsidiaries. We refer to this transaction as the “MidCon Acquisition.”

The purchase price for the MidCon Acquisition is $160 million, subject to post-closing adjustments.

The obligation of Access Compression to consummate the closing of the MidCon Acquisition is subject to certain conditions, including, among others, (i) the absence of any law or order prohibiting the consummation of the MidCon Acquisition or any proceeding by a governmental body challenging or that could reasonably be expected to prohibit the MidCon Acquisition and (ii) the delivery of certain certificates and certain transaction agreements. The transaction is subject to review under the Hart-Scott Rodino Antitrust Improvements Act, and the closing of the MidCon Acquisition is expected to occur by March 31, 2014.

Contemporaneously with the execution of the purchase agreement for the MidCon Acquisition, MidCon entered into an agreement to sell to Exterran Partners, L.P. (“Exterran Partners”) certain natural gas compression assets that are currently used to provide compression services in support of certain of the Partnership’s operations (the “Exterran Transaction”). On February 27, 2014, Access MLP Operating, L.L.C. (“Access Operating”), a wholly owned subsidiary of the Partnership, and certain other subsidiaries of the Partnership (Access Operating together with such subsidiaries, “ACMP”) entered into a compression services agreement (the “Compression Services Agreement”) with EXLP Operating LLC (“Exterran Operating”), a wholly owned subsidiary of Exterran Partners. Pursuant to the terms of the Compression Services Agreement, Exterran Operating has agreed to provide compression services to be used to compress natural gas gathered on certain of ACMP’s gas gathering systems in Wyoming, Texas, Oklahoma, Louisiana, Kansas and Arkansas (the “Gathering Systems”) and provide certain related services. In return for Exterran Partners’ providing such services, ACMP has agreed to pay specified monthly rates for the services provided at each service site. These monthly rates will increase annually on each January 1 at a rate equal to the change in the Consumer Price Index-All Urban Consumers subject to certain limitations. Further, in determining the monthly fees to be effective at the commencement of future compression services requested by ACMP at a service site, such monthly fees will be adjusted, effective January 1, 2016 and every other January 1 thereafter, to account for changes in new build major component costs of new compressor units during the previous two years. Under the Compression Services Agreement, Exterran Operating was granted the exclusive right (subject to certain limited exceptions) to provide ACMP compression services on the Gathering Systems until December 31, 2020. Thereafter, ACMP will have the right to receive compression services on the Gathering Systems from any third parties. Under the Compression Services Agreement, Exterran Operating guarantees that the compression services at each service site will meet certain availability requirements and certain throughput performance guarantees. The monthly rates will be reduced for any services at each service site that do not meet these guarantees.

The Compression Services Agreement will become effective upon the closing of the Exterran Transaction. Once effective, the Compression Services Agreement will expire on the last day of the last month in which all of the services being provided by Exterran Operating under the agreement have terminated.

If the closing of the Exterran Transaction does not occur by May 30, 2014 or such later date as Access Operating and Exterran Operating may agree in writing, the Compression Services Agreement will automatically terminate. Additionally, following the closing of the Exterran Transaction either party may terminate the Compression Services Agreement (in whole or in part) in specified circumstances, including a partial termination with respect to a particular service site upon the other party’s failure to perform material obligations under the Compression Services Agreement with respect to such service site if such failure is not cured within 60 days after notice thereof.

Upon the closing of the MidCon Acquisition and the Exterran Transaction and the effectiveness of the Compression Services Agreement, MidCon Compression will no longer provide any compression equipment to the Partnership in support of its or its subsidiaries’ operations. Consequently, the Compression Agreement, effective as of January 1, 2009, between MidCon Compression and Chesapeake MLP Operating, L.L.C., predecessor in interest to Access Operating (the “2009 Compression Agreement”) and the Compression Agreement, effective as of January 1, 2011, between MidCon Compression and Chesapeake Midstream Operating, L.L.C., predecessor in interest to Access Operating (the “2011 Compression Agreement”), will each be terminated at that time.

The foregoing summary of the Compression Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Compression Services Agreement, a copy of which will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the period ending March 31, 2014.

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, Francis (Frank) E. Billings was appointed to the board of directors (the “Board”) of our general partner, Access Midstream Partners GP, L.L.C. (the “General Partner”), effective immediately. Mr. Billings is currently Senior Vice President – Corporate Strategic Development of The Williams Companies, Inc. (“Williams”), where he has been employed since 2010. Mr. Billings is also Senior Vice President – Corporate Strategic Development of the general partner of Williams Partners L.P. Prior to joining Williams, from 2009 to 2010 Mr. Billings served as President of Cumberland Plateau Pipeline Company, a privately held company developing an ethane pipeline to serve the Marcellus shale area. From 2008 to 2009, Mr. Billings served as Senior Vice President of Commercial for Crosstex Energy L.P. and Crosstex Energy, Inc., an independent midstream energy services master limited partnership and its parent corporation, respectively. In 1988, Mr. Billings joined MAPCO Inc., which merged with a Williams’ subsidiary in 1998, serving in various management roles, including as a Vice President in the midstream business in 2008.

Mr. Billings replaces James E. Scheel, who resigned from the Board on February 27, 2014. Mr. Scheel was a member of the Risk Committee of the Board at the time of his resignation. At the time of his resignation, Mr. Scheel had no disagreement with the Partnership on any matter relating to the Partnership’s operations, policies or practices.

Williams and GIP II Eagle Holdings Partnership, L.P. (together with its affiliates, “GIP II”) together own and control Access Midstream Ventures, L.L.C. (“AMV”), the sole member of the General Partner. AMV has the right to appoint the General Partner’s entire Board. Unitholders are not entitled to elect the directors of our General Partner or directly or indirectly participate in our management or operations, and GIP II and Williams have agreed between themselves as to how and when replacement, removals and appointments of directors may be made.

Mr. Billings is a Williams designee to the Board. Officers or employees of Williams who also serve as directors of the General Partner do not receive additional compensation for their service as a director of the General Partner. Accordingly, Mr. Billings will not receive additional compensation for his services as a director of the General Partner. Mr. Billings will have rights to indemnification by us pursuant to the First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners, L.P., as amended.

Mr. Billings has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through his employment with Williams. For relationships between the Partnership, the General Partner and Williams, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated into this Item 5.02 by reference.

With Mr. Billings’ replacement of Mr. Scheel, our General Partner continues to have 13 directors: Alan S. Armstrong, William B. Berry, Frank E. Billings, William J. Brilliant, Donald R. Chappel, James J. Cleary, David A. Daberko, Dominic J. Dell’Osso, Jr., Philip L. Frederickson, Suedeen G. Kelly, Robert S. Purgason, J. Mike Stice and William A. Woodburn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P.

By:	Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated: March 3, 2014